Exhibit 10.1

Execution Copy

$700,000,000

NABORS INDUSTRIES, INC.

$350,000,000 2.350% SENIOR NOTES DUE 2016

$350,000,000 5.100% SENIOR NOTES DUE 2023

GUARANTEED BY NABORS INDUSTRIES LTD.

PURCHASE AGREEMENT

CITIGROUP GLOBAL MARKETS INC.

HSBC SECURITIES (USA) INC.

MIZUHO SECURITIES USA INC.

September 4, 2013

September 4, 2013

CITIGROUP GLOBAL MARKETS INC.

HSBC SECURITIES (USA) INC.

MIZUHO SECURITIES USA INC.

As representatives of the Initial

Purchasers named in Schedule A

Hereto

c/o

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

HSBC SECURITIES (USA) INC.

452 Fifth Avenue

New York, New York 10018

MIZUHO SECURITIES USA INC.

320 Park Avenue, 12th floor

New York, New York 10022

Dear Sirs and Mesdames:

Nabors Industries, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (the “Agreement”), to issue and sell to the several initial purchasers named in Schedule A hereto (the “Initial Purchasers”) $350,000,000 aggregate principal amount of its 2.350% Senior Notes due 2016 (the “2016 Notes”) and $350,000,000 aggregate principal amount of its 5.100% Senior Notes due 2023 (the “2023 Notes” and, together with the 2016 Notes, the “Notes”) to be issued pursuant to the provisions of an Indenture to be dated as of the Closing Date (as defined in Section 4) (the “Indenture”) among the Company, the Guarantor (as defined below), Wilmington Trust National Association, as Trustee (the “Trustee”) and Citibank, N.A., as Securities Administrator (the “Securities Administrator”).  The Notes will be fully and unconditionally guaranteed (the “Guarantees”) by Nabors Industries Ltd., a Bermuda exempted company (the “Guarantor”). The Notes and the Guarantees are hereinafter collectively referred to as the “Securities.”

The Securities will be offered by the Initial Purchasers without being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (i) to persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in compliance with the exemption from registration provided by Rule 144A, and (ii) to certain persons who are not U.S. Persons (as defined in Regulation S promulgated under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S.

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The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits and subject to the obligations of a Registration Rights Agreement to be dated the Closing Date among the Company, the Guarantor and the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Guarantor will agree to file with the U.S. Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, a registration statement or an amendment thereto under the Securities Act relating to the Company’s 2.350% Senior Notes due 2016 (the “2016 Exchange Notes”) and the Company’s 5.100% Senior Notes due 2023 (the “2023 Exchange Notes” and, together with the 2016 Exchange Notes, the “Exchange Notes”) and the Guarantor’s Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees (the “Exchange Offer”).

In connection with the sale of the Securities, the Company has prepared and delivered to the Initial Purchasers a preliminary offering memorandum, dated “subject to completion, dated September 4, 2013” (together with any exhibits thereto and the documents incorporated by reference therein, the “Offering Memorandum”) and has prepared and delivered a pricing supplement (the “Pricing Supplement”) dated September 4, 2013, in the form attached hereto as Schedule I, describing the terms of the Securities, the terms of the offering and the Company and the Guarantor, each for use by the Initial Purchasers in connection with their solicitation of offers to purchase the Securities.  As used herein, “Disclosure Package” shall mean the Offering Memorandum, as supplemented by the Pricing Supplement and any written communications (as defined in Rule 405 under the Securities Act) authorized for use under Section 6(j), each in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase the Securities as of the Applicable Time.  “Applicable Time” means 4:15 P.M. (New York time) on September 4, 2013.  Promptly after the Applicable Time and in any event no later than the Closing Date, the Company will prepare and deliver to the Initial Purchasers a final offering memorandum (the “Final Offering Memorandum”), which will consist of the Offering Memorandum with only such changes therein as are required to reflect the information contained in the Pricing Supplement.  The Offering Memorandum and the Final Offering Memorandum are each sometimes referred to herein as a “Memorandum.”  As used herein (including the schedule and annexes hereto), the term “Memorandum” shall include in each case the documents incorporated by reference therein.  The terms “supplement”, “amendment” and “amend” as used herein with respect to the Memorandum shall include all documents deemed to be incorporated by reference in the Memorandum that are filed subsequent to the date of the Memorandum with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.              Representations and Warranties.  The Guarantor and the Company, jointly and severally, represent and warrant to, and agree with each of the Initial Purchasers as of the Applicable Time and as of the Closing Date that:

(a)                                 (i)                                     Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (ii) as of its date, the Offering Memorandum did not contain, as of the Applicable Time, the Disclosure Package did not contain, and on and, as of its date and the Closing Date, the Final Offering Memorandum

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will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Disclosure Package or the Final Offering Memorandum based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein, it being understood and agreed that the only such information is that described in Section 8(b).

(b)                                 Each of the Guarantor and the Company has been duly incorporated, organized or formed, is validly existing as a Bermuda exempted company and Delaware corporation, respectively, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(c)                                  Each Significant Subsidiary (as defined below) has been duly organized, is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction of its organization, has the corporate or limited partnership power and authority to own its property and to conduct its business to the extent described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  All of the issued shares of capital stock (or limited partnership interests) of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Guarantor, directly or indirectly, free and clear of all liens, encumbrances, equities or claims other than any liens, encumbrances, equities or claims in favor of the Guarantor or another Significant Subsidiary.  “Significant Subsidiaries” shall mean the Company, Nabors International Finance Inc., Nabors Drilling USA, LP, Nabors Diamond Holdings, Inc., Nabors Holdings Ltd., Nabors International Management Limited., Nabors Drilling International Limited, Nabors Drilling International II Limited., Nabors Global Holdings Limited, Nabors Global Holdings II Ltd., Nabors Red Lion Limited, Nabors Blue Shield Ltd., Nabors Lux Finance 1 S.à.r.l., Nabors Lux Finance 2 S.à.r.l. and Nabors Completion & Production Services Co.

(d)                                 This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(e)                                  The issuance of the Securities has been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Securities will be valid and binding obligations of the

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Company and the Guarantor, as the case may be, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, general principles of equity and implied covenants of good faith and fair dealing, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

(f)                                   The issuance of the Exchange Notes has been duly authorized and, when the Exchange Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered in the Exchange Offer as contemplated in the Registration Rights Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, general principles of equity and implied covenants of good faith and fair dealing.

(g)                                  The issuance of the Exchange Guarantees has been duly authorized and, upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will be valid and binding obligations of the Guarantor enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, general principles of equity and implied covenants of good faith and fair dealing.

(h)                                 Each of the Indenture and the Registration Rights Agreement has been duly authorized and, on or prior to the Closing Date will have been, executed and delivered by, and, assuming due authorization, execution and delivery of the Indenture by the Trustee and the Securities Administrator and of the Registration Rights Agreement by Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Mizuho Securities USA Inc., as representatives of the Initial Purchasers, will be a valid and binding agreement of, the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and implied covenants of good faith and fair dealing and except as rights to indemnification and contribution may be limited under applicable law.

(i)                                     The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Exchange Notes and the Exchange Guarantees (the “Transaction Documents”) will not contravene any provision of (i) the restated certificate of incorporation, as amended, or by-laws, as amended, of the Company or the Memorandum of Association or Bye-laws, as amended, of the Guarantor or (ii) any agreement or other instrument binding upon the Guarantor, the Company or any of the Significant Subsidiaries that is material to the Guarantor and its subsidiaries, taken as a whole, or, (iii) to the knowledge of the Guarantor or the Company, any judgment, order, applicable law or decree of any governmental body, agency or court having jurisdiction over the Guarantor, the Company or any Significant Subsidiary, except, in the cases of clauses (ii) and (iii) above, for any

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such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(j)                                    There are no material legal or governmental proceedings pending or, to the knowledge of the Guarantor or the Company, threatened to which the Company or any of the Significant Subsidiaries is a party or to which any of the properties of the Guarantor or the Company or any of their subsidiaries is subject other than proceedings accurately described in all material respects in the Offering Memorandum and proceedings that would not have a Material Adverse Effect or material adverse effect on the power or ability of the Guarantor or the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Exchange Notes or the Exchange Guarantees or to consummate the transactions contemplated by the Offering Memorandum.

(k)                                 None of the Company, the Guarantor nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company or the Guarantor has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (iii) engaged in any directed selling efforts within the meaning of Regulation S, and all such persons have complied with the offering restrictions requirement of Regulation S.

(l)                                     Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 7 and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(m)                             The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(n)                                 Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Final Offering Memorandum neither will be, an “investment company” as defined in the Investment Company Act of 1940.

(o)                                 Other than the Offering Memorandum, the Disclosure Package and the Final Offering Memorandum, neither the Company nor the Guarantor (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) has made, used or prepared, authorized, approved or referred to nor will they prepare, make, use, authorize, approve or refer to any written communication that

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constitutes an offer to sell or solicitation of an offer to buy the Securities without the prior written consent of Citi.

2.              Agreements to Sell and Purchase.  The Company hereby agrees to sell to the Initial Purchasers, and the Initial Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the principal amount of 2016 Notes and 2023 Notes set forth opposite such Initial Purchaser’s name on Schedule A hereto at a purchase price of (i) 99.592% of the principal amount of the 2016 Notes and (ii) 98.985% of the principal amount of the 2023 Notes, plus, in each case, accrued interest thereon from September 12, 2013 (the “Purchase Price”).

The Company and the Guarantor hereby agree that, without the prior written consent of the Initial Purchasers, they will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company in each case of a type substantially similar to the Securities (other than the sale of the Securities under this Agreement and the exchange of the Securities for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer).

3.              Terms of Offering.  You have advised the Company and the Guarantor that the Initial Purchasers will make an offering of the Securities to be purchased by the Initial Purchasers hereunder on the terms set forth in this Agreement and the Offering Memorandum.

4.              Payment and Delivery.  Payment of the Purchase Price for the Notes shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Notes for the account of the Initial Purchasers at 10:00 a.m., New York City time, on September 12, 2013, or at such other time on the same or such other date, as shall hereafter be agreed upon by the Company and the Initial Purchasers.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) pursuant to its Full-Fast Delivery Program unless the Initial Purchasers shall otherwise instruct, and Notes sold by the Initial Purchasers in reliance on Rule 144A or Regulation S shall be represented by one or more global certificates.

5.              Conditions to the Initial Purchasers’ Obligations.  The obligations of the several Initial Purchasers to purchase and pay for the Notes and related Guarantees on the Closing Date are subject to the following conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                                                             There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, below Baa2(Stable) from Moody’s Investors Service, Inc., BBB(Stable) from Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and BBB (Negative) from Fitch Inc., in the senior unsecured rating accorded the Company or the Guarantor or any of the

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Company’s or the Guarantor’s senior unsecured securities or in the rating outlook for the Company or the Guarantor by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                                                          There shall not have occurred any change, or any development involving a prospective change, in the financial position, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Offering Memorandum.

(b)                                 The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company, with respect to the Company, and the Guarantor, with respect to the Guarantor, to the effect set forth in Section 5(a) and to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Company and the Guarantor shall have furnished to the Initial Purchasers the opinion of Laura W. Doerre, Vice President and General Counsel of Nabors Corporate Services, Inc., dated the Closing Date, substantially to the effect set forth on Annex 5(c) hereto.  In giving such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company or the Guarantor and the Significant Subsidiaries and of public officials.  Such opinion may be relied upon only by the Initial Purchasers in connection with the transactions contemplated by this Agreement, and may not be used or relied upon by the Initial Purchasers for any other purpose, or by any other person, firm, corporation or entity for any purpose whatsoever, without the prior written consent of such counsel.  Such opinion may be limited to the laws of the State of Texas and the corporation, limited partnership and limited liability company statutes of the State of Delaware.

(d)                                 The Company and the Guarantor shall have furnished to the Initial Purchasers the opinion of Milbank, Tweed, Hadley & McCloy LLP (“MTHM”), special United States counsel for the Company and the Guarantor, dated the Closing Date, substantially to the effect set forth on Annex 5(d)-1 hereto.

In rendering their opinions pursuant to this Section 5(d), such counsel may rely, to the extent deemed advisable by such counsel, (i) as to factual matters on certificates of officers of the Company or the Guarantor and (ii) upon certificates of public officials.

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Such opinion shall be limited to the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware. In addition, the Company shall have furnished to the Initial Purchasers the negative assurance letter of MTHM dated the Closing Date, substantially to the effect set forth on Annex 5(d)-2.  Such opinion and negative assurance letter shall be rendered as of the Closing Date only in connection with this Agreement and will be solely for the benefit of the Initial Purchasers, and may not be relied upon, nor shown to or quoted from, for any other purpose, or to any other person, firm or corporation.

(e)                                  The Company and the Guarantor shall have furnished to the Initial Purchasers the opinion of Appleby, special counsel for the Guarantor, dated the Closing Date, in the form set forth on Annex 5(e) hereto.  Such opinion shall be limited to the laws of Bermuda.  Such opinion shall be rendered as of the Closing Date only in connection with the Agreement and will be solely for the benefit of the Initial Purchasers, and may not be relied upon, nor shown to or quoted from, for any other purpose, or to any other person, firm or corporation.

(f)                                   The Initial Purchasers shall have received from Vinson & Elkins L.L.P., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Disclosure Package, the Final Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as such counsel reasonably requests for the purpose of enabling such counsel to pass upon such matters.

(g)                                  The Initial Purchasers shall have received on the date of the Applicable Time and on the Closing Date letters, dated the date of the Applicable Time and Closing Date, respectively, in form and substance satisfactory to the Initial Purchasers, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6.              Covenants of the Company and the Guarantor.  In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company and the Guarantor, jointly and severally, covenant with the Initial Purchasers as follows:

(a)                                 To furnish to the Initial Purchasers in New York City, without charge, prior to 10:00 a.m. New York City time on September 12, 2013 and during the period mentioned in Section 6(c), as many copies of the Disclosure Package, the Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as the Initial Purchasers may reasonably request.

(b)                                 Before amending or supplementing the Disclosure Package or the Memorandum, to furnish to the Initial Purchasers a copy of each such proposed

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amendment or supplement and not to use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

(c)                                  If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package or the Memorandum in order to make the statements therein, in the light of the circumstances when the Disclosure Package or the Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Disclosure Package or the Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Disclosure Package or the Memorandum so that the statements in the Disclosure Package or the Memorandum as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package or the Memorandum is delivered to a purchaser, be misleading or so that the Disclosure Package or the Memorandum, as amended or supplemented, will comply with applicable law.

(d)                                 To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request; provided, however that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)                                  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel and the Company’s and the Guarantor’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses of the Company and the Guarantor in connection with the preparation of the Disclosure Package and the Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivery of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the issuance, transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the costs and charges of the Trustee and any transfer agent, registrar, depositary, or the Securities Administrator, and (vi) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for

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which provision is not otherwise made in this Section.  It is understood, however, that except as provided elsewhere in this Agreement, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable upon resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(f)                                   Neither the Guarantor nor any Affiliate of the Guarantor will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities.

(g)                                  Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(h)                                 While any of the Securities remain “restricted securities” within the meaning of Rule 144(c)(3), to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Guarantor is then subject to Section 13 or 15(d) of the Exchange Act.

(i)                                     Until the issuance of the Exchange Notes or the effectiveness of the shelf registration statement contemplated by the Registration Rights Agreement, the Guarantor will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144(c)(3) that have been reacquired by any of them.

(j)                                    Before using, authorizing, approving or referring to any written communication that constitutes an offer to sell or a solicitation to buy the Notes or the Guarantees (other than the Disclosure Package and the Final Offering Memorandum), the Company will furnish to the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.

7.                        Offering of Securities; Restrictions on Transfer.  (a)  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”), and an “accredited investor” within the meaning of Rule 501 under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, (iii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that such sale is being made in reliance on Rule 144A and (iv) it will solicit offers outside the United States only from, and will offer such Securities only to, certain persons who are not U.S. Persons in offshore transactions in reliance on Regulation S.  Each Initial Purchaser will comply

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with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Disclosure Package or the Memorandum or any such other material, in all cases at its own expense, except as provided in Section 6(e).

(b)                                 Each Initial Purchaser acknowledges and agrees that the Company and, for the purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(c), 5(d), 5(e) and 5(f), counsel for the Company, counsel for the Guarantor and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of such Initial Purchaser, and compliance of such Initial Purchaser with its agreements, contained in paragraph 7(a) above, and such Initial Purchaser hereby consents to such reliance.

8.                        Indemnity and Contribution.  (a)  The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the respective officers and directors of the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, the Disclosure Package, the Final Offering Memorandum, or in any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by the Initial Purchasers expressly for use therein, it being understood and agreed that the only information furnished by any such Initial Purchaser consists of the information described in Section 8(b);

(b)                                 Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, the Guarantor, its directors, its officers and each other person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to the Initial Purchasers, but only with reference to information relating to the Initial Purchasers furnished in writing by the Initial Purchasers to the Company expressly for use in the Offering Memorandum, the Disclosure Package or the Final Offering Memorandum or any amendments or supplements thereto, it being understood and agreed that the only information furnished by any such Initial Purchaser consists of the following information in the Offering Memorandum: the ninth (first sentence only) and tenth paragraphs under the caption “Plan of Distribution.”

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain

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counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; but the omission so to promptly notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection provided that the party entitled to be so notified is not prejudiced by such delay to promptly notify.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Initial Purchasers, in the case of parties indemnified pursuant to Section 8(a), and by the Guarantor, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (ii) does not include an admission of fault, culpability or a culpable failure to act, by or on behalf of an indemnified party.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Guarantor on the one hand and the Initial

12

Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company or the Guarantor on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company or the Guarantor on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Offering Memorandum or herein, bear to the aggregate offering price of the Notes.  The relative fault of the Company or the Guarantor on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Company, the Guarantor and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.  The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes they have agreed to purchase hereunder and not joint.

(f)                                   The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company or the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors, the Guarantor, its officers or directors or any other

13

person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Notes.

9.                        Termination.  This Agreement shall be subject to termination by notice given by the Initial Purchasers to the Company and the Guarantor, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either the New York Stock Exchange or The NASDAQ Stock Market LLC, or settlement of trading shall have been materially disrupted, (ii) trading of any securities of the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities (including without limitation an act of terrorism) or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse to the financial markets generally and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

10.                 Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions that the principal amount of Notes set forth opposite their names in Schedule A hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule A hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company.  In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five business days, as the Initial Purchasers shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

11.                 Effectiveness; Expense Reimbursement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of their counsel

14

up to a maximum of $100,000) reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12. Notices.  Notices given pursuant to this Agreement shall be in writing and shall be delivered (a) if to the Company, at 515 W. Greens Road, Suite 1200, Houston, Texas 77067, Attention: Chief Financial Officer, or (b) if to the Guarantor, Crown House, 4 Par-La-Ville Road, Hamilton, Second Floor, HM08, Bermuda, or (c) if to the Initial Purchasers, to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, or in any case to such other address as the person to be notified may have requested in writing.

13. Successors.  This Agreement is made solely for the benefit of the Initial Purchasers, the Company, the Guarantor, their respective directors and officers and other controlling persons referred to in Section 8 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” as used in this Agreement shall not include a purchaser from the Initial Purchasers of any of the Securities in its status as such purchaser.

14. Partial Unenforceability.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

15. Counterparts.  This Agreement may be signed (including by facsimile) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. No Fiduciary Duty.  The Company and Guarantor hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Initial Purchasers and any affiliate through which they may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company or the Guarantor and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company and the Guarantor agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company or the Guarantor on related or other matters).  The Company and the Guarantor agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

18. Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15

Very truly yours,

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Name:	Mark D. Andrews
Title:	Corporate Secretary

NABORS INDUSTRIES, INC.

By:	/s/ Clark Wood
Name:	Clark Wood
Title:	Controller

Signature Page to Purchase Agreement

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Elsa Y. Wang
Name:	Elsa Y. Wang
Title:	Vice President

MIZUHO SECURITIES USA INC.

By:	/s/ JM. Shepard
Name:	JM. Shepard
Title:	M.D.

Signature Page to Purchase Agreement

SCHEDULE I

Pricing Supplement dated September 4, 2013

Initial Purchasers:	Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Mizuho Securities USA Inc.
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce Fenner & Smith Incorporated
Mitsubishi UFJ Securities (USA), Inc.
PNC Capital Markets LLC
BBVA Securities Inc.
Wells Fargo Securities, LLC
SMBC Nikko Securities America, Inc.
U.S. Bancorp Investments, Inc.

Security Offered:	Senior Unsecured Notes

Issuer:	Nabors Industries, Inc.

Guarantor:	Nabors Industries Ltd.

Amount:	$350,000,000 for the 2016 Notes
$350,000,000 for the 2023 Notes

Net Proceeds:	$693.3 million

Benchmark Treasury:	0.625% due August 15, 2016 for the 2016 Notes
2.500% due August 15, 2023 for the 2023 Notes

Treasury Yield:	0.870% for the 2016 Notes
2.897% for the 2023 Notes

Coupon:	2.350% for the 2016 Notes
5.100% for the 2023 Notes

Price to Investor:	99.942% for the 2016 Notes
99.635% for the 2023 Notes

Bond Denomination:	$2,000 and in integral multiples of $1,000 in excess thereof.

Maturity:	September 15, 2016 for the 2016 Notes
September 15, 2023 for the 2023 Notes

Schedule I - 1

Yield to Maturity:	2.370% for the 2016 Notes
5.147% for the 2023 Notes

Call Feature:	Make-whole call @ T + 25 bps for the 2016 Notes
Make-whole call @ T + 35 bps for the 2023 Notes prior to June 15, 2023 and par call thereafter

Put:	Offer to purchase by the Issuer if a Change of Control Triggering Event occurs (as defined in the Indenture)

1st Coupon:	March 15, 2014 for the 2016 Notes
March 15, 2014 for the 2023 Notes

Coupon Payment Dates:	March 15 and September 15

Spread to Treasury:	150 bps for the 2016 Notes
225 bps for the 2023 Notes

Ratings:	Baa2 (Stable) from Moody’s Investors Service, Inc.
BBB (Stable) from Standard & Poor’s Financial Services LLC
BBB (Negative) from Fitch Inc.

Offering Status:	Rule 144A/Regulation S (with registration rights)

CUSIPs:	Rule 144A: 629568 AY2 for the 2016 Notes
Regulation S: U6295Y AF0 for the 2016 Notes
Exchange: 629568 AZ9 for the 2016 Notes
Rule 144A: 629568 BA3 for the 2023 Notes
Regulation S: U6295Y AG8 for the 2023 Notes
Exchange: 629568 BB1for the 2023 Notes

ISINs:	Rule 144A: US629568AY26 for the 2016 Notes
Regulation S: USU6295YAF08 for the 2016 Notes
Exchange: US629568AZ90 for the 2016 Notes
Rule 144A: US629568BA31 for the 2023 Notes
Regulation S: USU6295YAG80 for the 2023 Notes
Exchange: US629568BB14 for the 2023 Notes

Trade Date:	September 4, 2013

Settlement Date:	September 12, 2013

Schedule I - 2

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

We expect delivery of the notes will be made against payment therefor on or about September 12, 2013, which is the sixth business day following the date of pricing of the notes (such settlement being referred to as “T+6”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next succeeding two business days will be required, by virtue of the fact that the notes initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant offering memorandum in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934. A formal confirmation will be delivered to you separately.

The senior notes have not been registered under the Securities Act. The notes may not be offered or sold within the United States or to U.S. persons except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain non-U.S. persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. You may obtain a copy of the Preliminary Offering Memorandum and the Final Offering Memorandum (when available) for this transaction by calling your Citigroup Global Markets Inc., sales representative to request it.

Schedule I - 3

SCHEDULE A

Initial Purchasers	Principal Amount of 2016 Notes to be Purchased	Principal Amount of 2023 Notes to be Purchased
Citigroup Global Markets Inc.	$58,923,000	$58,923,000
HSBC Securities (USA) Inc.	$47,139,000	$47,139,000
Mizuho Securities USA Inc.	$47,138,000	$47,138,000
Morgan Stanley & Co. LLC	$32,997,000	$32,997,000
Merrill Lynch, Pierce Fenner & Smith Incorporated	$29,461,000	$29,461,000
Mitsubishi UFJ Securities (USA), Inc.	$29,461,000	$29,461,000
PNC Capital Markets LLC	$29,461,000	$29,461,000
BBVA Securities Inc.	$23,569,000	$23,569,000
Wells Fargo Securities, LLC	$23,569,000	$23,569,000
U.S. Bancorp Investments, Inc.	$16,498,000	$16,498,000
SMBC Nikko Securities America, Inc.	$11,784,000	$11,784,000
Total	$350,000,000	$350,000,000

ANNEX 5(C )

OPINION OF LAURA W. DOERRE

(i)            each of the Company, Nabors Drilling USA, LP, Nabors International Finance Inc., Yellow Deer Investments Corp. and Nabors Diamond Holdings, Inc. and Nabors Completion & Production Services Co. (collectively, the “Selected Subsidiaries” and each a “Selected Subsidiary”), has been duly organized and is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or partnership power and authority to own its properties and conduct its business as described in each Memorandum, and is duly qualified to do business as a foreign corporation or limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole;

(ii)           all outstanding shares of capital stock (or limited partnership interests) of each of the Company and the other Significant Subsidiaries are owned by the Guarantor either directly or through wholly owned subsidiaries free and clear of any perfected security interest, other than any perfected security interest in favor of the Guarantor or another Significant Subsidiary and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances other than any liens, encumbrances, equities or claims in favor of the Guarantor or another Significant Subsidiary;

(iii)          to the knowledge of such counsel, there is no pending or threatened material action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries of a character required to be disclosed in either Memorandum which is not disclosed in each such Memorandum; and

(iv)          neither the issue and sale of the Securities, the consummation of any other of the transactions contemplated by this Agreement, the Registration Rights Agreement, or the Indenture nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under the terms of (A) any indenture or other agreement or instrument known to such counsel and to which the Company, the Guarantor or any of the Significant Subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Company, the Guarantor or any of the Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, the Guarantor or any of the Significant Subsidiaries, except such as would not, either singly or in the aggregate, have a material adverse effect upon the Guarantor and its subsidiaries, taken as a whole, or prevent the Company or the Guarantor from performing its obligations under this Agreement, the Registration Rights Agreement or the Indenture or (B) the respective charters, bylaws or other organization documents of the Significant Subsidiaries (assuming that the relevant laws of the jurisdiction of organization of any Significant Subsidiary not organized in Texas or Delaware are the same as those of Texas).

Such counsel shall also state that it has no reason to believe that the Disclosure Package, as of the Applicable Time and at the Closing Date, or the  Final Offering Memorandum, as of its

Annex 5(C ) - 1

date and at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express an opinion or comment with respect to the financial statements and the other financial information contained or incorporated by reference therein or excluded therefrom).

Annex 5(C ) - 2

ANNEX 5(D)

OPINION OF MILBANK, TWEED, HADLEY & McCLOY LLP

1.             The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.             The statements in each Memorandum under “Description of the Notes,” “Transfer Restrictions” and “Exchange and Registration Rights” insofar as such statements purport to summarize certain provisions of the Notes, the Indenture and the Registration Rights Agreement referred to therein as of the date hereof, fairly summarize such provisions.

3.             The statements in the discussion of matters in connection with the U.S. Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) contained under the caption of each Memorandum titled “Certain Employee Benefit Plan Considerations for Investors” are, to the extent they concern matters of law or legal conclusions, correct in all material respects.

4.             Based upon the representations, warranties and agreements of the Company and the Guarantor in Sections 1(l), 1(n), 6(f) and 6(g) of the Agreement and of the Initial Purchasers in Section 7 of the Agreement, neither the offer, sale and delivery of the Securities by the Company to the Initial Purchasers nor the initial resale thereof by the Initial Purchasers in the manner contemplated in the Disclosure Package and the Final Offering Memorandum and by the Agreement require registration under the Securities Act of 1933, as amended (it being understood that we express no opinion in this paragraph as to any subsequent resale of any Securities), and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

5.             Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and, assuming each has been duly authorized, executed and delivered by the Guarantor, and assuming the Indenture has been duly authorized, executed and delivered by the each of Trustee and the Securities Administrator and the Registration Rights Agreement has been duly authorized, executed and delivered by the Initial Purchasers, each constitutes a legal, valid and binding agreement enforceable against the Company and the Guarantor in accordance with its terms (subject to the qualification that (a) enforceability of the obligations of the Company and the Guarantor thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally; (b) the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) in the case of the Guarantor, possible judicial action giving effect to foreign governmental actions or foreign law; and (c) in the case of rights to indemnity and contribution, as may be limited by provisions imposed by law or public policy).

6.             The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Agreement, will constitute legal, valid and binding

Annex 5(D) - 1

obligations of the Company entitled to the benefits of the Indenture (subject to the qualification that (a) enforceability of the obligations of the Company thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing); and assuming that the Guarantees have been duly authorized by the Guarantor and that it has duly authorized, executed and delivered the Indenture, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Agreement, the Guarantees will constitute legal, valid and binding obligations of the Guarantor entitled to the benefits of the Indenture (subject to the qualification that (a) enforceability of the obligations of the Guarantor thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) possible judicial action giving effect to foreign governmental actions or foreign law).

7.             The Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered as contemplated in the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to the qualification that (a) enforceability of the obligations of the Company thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing); and assuming that the Exchange Guarantees have been duly authorized by the Guarantor and that it has duly authorized, executed and delivered the Indenture, when the Exchange Notes have been executed and authenticated in  accordance with the provisions of the Indenture and issued and delivered in the Exchange Offer contemplated by the Registration Rights Agreement, the Exchange Guarantees will constitute legal, valid and binding obligations of the Guarantor entitled to the benefits of the Indenture (subject to the qualification that (a) enforceability of the obligations of the Guarantor thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) possible judicial action giving effect to foreign governmental actions or foreign law).

Annex 5(D) - 2

8.             The Agreement has been duly authorized, executed and delivered by the Company.

9.             No consent, approval, authorization or order of any Governmental Authority (as defined below) is required for the consummation of the transactions contemplated by the Agreement, except such as have been made or obtained prior to the date hereof, as may be required under state securities or “blue sky” laws of any jurisdiction, and by Federal and state securities laws with respect to the Company and the Guarantor’s obligations under the Registration Rights Agreement, in each case as to which we express no opinion.

10.          Neither the issue and sale of the Securities by the Company and the Guarantor, nor the consummation of any of the other transactions contemplated in the Agreement, nor the fulfillment of the terms of the Agreement, results in a breach or violation of (a) Applicable Law (as defined below), except such as would not, either singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a  whole, or prevent either of the Company or the Guarantor from performing its obligations under the Agreement, the Registration Rights Agreement or the Indenture, or (b) the Restated Certificate of Incorporation or By-laws of the Company.

11.          The statements in each Memorandum under the caption titled “Material Tax Considerations” to the extent they constitute statements of law or legal conclusions are, subject to the limitations, qualifications, exceptions, and assumptions set forth therein, correct in all material respects.

12.          The Company is not required to, and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each Memorandum, the Company will not be required to register as an investment company under the Investment Company Act of 1940, as amended.

The foregoing opinions in 3. and 11. may be limited to matters involving the Federal laws of the United States of America, and such counsel need not express any opinion as to the laws of any other jurisdiction.  The foregoing opinions in paragraphs 3. and 11. will be based on the law in effect on the date hereof, including the Internal Revenue Code of 1986, as amended (the “Code”), ERISA, Treasury and Department of Labor regulations (including proposed regulations) promulgated under the Code and ERISA, respectively, legislative history thereof, judicial decisions and administrative pronouncements, rulings of the Internal Revenue Service and opinions of the Department of Labor.  Such laws are subject to change, possibly with retroactive effect, and such counsel need not undertake an obligation to update such opinions or otherwise advise the Initial Purchasers if any such laws should change.  This opinion is not binding on the Internal Revenue Service, the Department of Labor or a court and, in particular due to the absence of authority addressing a closely comparable transaction, there can be no assurance that the Internal Revenue Service, the Department of Labor or a court will not adopt a position contrary to this opinion.

Such counsel need not express any opinion:  (a) as to whether a United States federal or state court outside the State of New York would give effect to the choice of New York law in the Indenture, the Guarantees and the Securities; (b) as to whether the federal courts of the United

Annex 5(D) - 3

States could exercise jurisdiction over any action brought against the Guarantor or the Company by any party not a “citizen” of any state for purposes of 28 U.S.C. §1331 and 28 U.S.C. §1332; (c) as to the enforceability of any provision to the extent such provision provides indemnity in respect of any loss sustained as the result of the conversion into United States dollars of a judgment or order rendered by a court or tribunal of any particular jurisdiction and expressed in a currency other than United States dollars; (d) as to the enforceability in the United States of any waiver of immunity to the extent it applies to immunity acquired after the date of the relevant agreement; or (e) any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York.

For purposes of the opinions rendered above, (i) “Applicable Law” means the federal laws of the United States, the laws of the State of New York and those provisions of the General Corporation Law of the State of Delaware which in each case in our experience are normally applicable to transactions of the type contemplated by the Agreement and (ii) “Governmental Authority” means any United States federal or State of New York administrative, judicial or other governmental agency, authority, tribunal or body.

Annex 5(D) - 4

ANNEX 5(E)

OPINION OF APPLEBY

e-mail:

trichardson@applebyglobal.com

direct dial: +441 298 3253

Tel: +441 298 3253

Fax: +441 298 3488

your ref:

appleby ref:

CITIGROUP GLOBAL MARKETS INC.

HSBC SECURITIES (USA) INC.

MIZUHO SECURITIES USA INC.

As representatives of the several Initial

Purchasers listed on Schedule A to the

Purchase Agreement

c/o

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Mizuho Securities USA Inc.

320 Park Avenue, 12th floor

New York, New York 10022

12 September 2013

Dear Sirs

Nabors Industries Ltd. (the “Guarantor”)

We have acted as legal counsel in Bermuda to the Guarantor and this opinion as to Bermuda law is addressed to you in connection with a guarantee to be granted by the Guarantor in support of $350,000,000 aggregate principal amount of 2.350% Senior Notes due 2016 and $350,000,000

Annex 5(E) - 1

aggregate principal amount of 5.100% Senior Notes due 2023 (collectively, the “Notes”) to be offered to the public by Nabors Industries, Inc., a Delaware corporation (the “Company”) pursuant to an Indenture dated 12 September 2013 (the “Indenture”) by and among the Company (as issuer), the Guarantor, Wilmington Trust National Association (as trustee) (the “Trustee”) and Citibank, N.A. (as securities administrator), which provides for the guarantee of the Notes by the Guarantor (the “Guarantee”) to the extent set forth in the Indenture and as evidenced by an endorsement to the Notes.  The Notes are to be issued as contemplated by the Purchase Agreement dated 4 September 2013 (the “Purchase Agreement”) by and among the Company, the Guarantor and the Initial Purchasers.

This opinion is being furnished in accordance with the requirements of Annex 5(E) of the Purchase Agreement in connection with the execution of the following agreements:

(i)                                     The Indenture

(ii)                                  The Offering Memorandum

(iii)                               The Notes

(iv)                              The Purchase Agreement

(v)                                 The Registration Rights Agreement

(The Indenture, the Notes and the Purchase Agreement and the Registration Rights Agreement are hereinafter collectively referred to as the “Subject Agreements”);

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”) together with such other documentation as we have considered requisite to this opinion.  Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Purchase Agreement.

Assumptions

In stating our opinion we have assumed:

(a)                                 the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original

Annex 5(E) - 2

documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)                                 that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)                                  the genuineness of all signatures on the Documents;

(d)                                 the authority, capacity and power of each of the persons signing the Documents (other than the Guarantor in respect of the Subject Agreements);

(e)                                  that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)                                   that the Subject Agreements constitute the legal, valid and binding obligations of each of the parties thereto, other than the Guarantor, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g)                                  that the Subject Agreements have been validly authorised, executed and delivered by each of the parties thereto, other than the Guarantor, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Guarantor purportedly delivered the Subject Agreements has actually received and accepted delivery of such Subject Agreements;

(h)                                 that the Subject Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of New York by which they are expressed to be governed;

(i)                                     that the Subject Agreements are in the proper legal form to be admissible in evidence and enforced in the courts of New York and in accordance with the laws of New York;

(j)                                    that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Subject Agreements or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Subject Agreements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and

Annex 5(E) - 3

binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(k)                                that none of the parties to the Subject Agreements maintains a place of business (as defined in section 4(6) of the Investment Business Act 2003) in Bermuda;

(l)                                    that the Guarantor is not carrying on deposit-taking business in or from within Bermuda under the provisions of the Banks and Deposit Companies Act 1999 as amended from time to time;

(m)                            that the Company Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(n)                                that the Litigation Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(o)                                that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Guarantor and the Pricing Committee of the Board in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect entry by the Guarantor into the Subject Agreements, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(p)                                that none of the parties to the Subject Agreements have express or constructive knowledge of any circumstance whereby any Director of the Guarantor, when the Board of Directors of the Guarantor passed the Resolutions, failed to discharge his fiduciary duty owed to the Guarantor and to act honestly and in good faith with a view to the best interests of the Guarantor;

(q)                                that the Guarantor has entered into its obligations under the Subject Agreements in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Subject Agreements would benefit the Guarantor; and

Annex 5(E) - 4

(r)                                   that each transaction to be entered into pursuant to the Subject Agreements is entered into in good faith and for full value and will not have the effect of preferring one creditor over another.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)                                The Guarantor is an exempted company incorporated with limited liability and existing under the laws of Bermuda.  The Guarantor possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)                                The Guarantor has full corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum.

(3)                                The Guarantor has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Subject Agreements to which it is a party and to take all action as may be necessary to complete the transactions contemplated thereby.

(4)                                The execution, delivery and performance by the Guarantor of the Subject Agreements to which it is a party and the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of the Guarantor.

(5)                                The Subject Agreements have been duly executed by the Guarantor and each constitutes legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms.

(6)                                Subject as otherwise provided in this opinion, and except as provided in this paragraph, no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Guarantor in connection with the execution, delivery or performance by the Guarantor of the Subject Agreements or to ensure the legality, validity, admissibility into evidence or enforceability as to the Guarantor, of the Subject Agreements.

Annex 5(E) - 5

(7)                                The execution, delivery and performance by the Guarantor of the Subject Agreements and the transactions contemplated thereby do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Constitutional Documents.

(8)                                The transactions contemplated by the Subject Agreements are not subject to any currency deposit or reserve requirements in Bermuda.  The Guarantor has been designated as “non-resident” for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Guarantor which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Guarantor of its obligations under the Subject Agreements.

(9)                                The financial obligations of the Guarantor under the Subject Agreements rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the Guarantor other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

(10)                         The choice of the laws of New York as the proper law to govern the Subject Agreements is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Subject Agreements in proceedings brought before them in relation to the Subject Agreements, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of New York and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law.

(11)                         The submission by the Guarantor to the jurisdiction of the courts of New York pursuant to the Subject Agreements is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the courts of New York, if such submission is accepted by such courts and is legal, valid and binding under the laws of New York.

(12)                         A final and conclusive judgment of a foreign court against the Guarantor based upon the Subject Agreements (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect

Annex 5(E) - 6

of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the foreign court’s judgment.  A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

(i)                                    the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(ii)                                 the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

(13)                         Neither the Guarantor nor any of its assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Subject Agreements.

(14)                         Based solely upon the Company Search and the Litigation Search:

(i)                                    no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending  against or affecting the Guarantor; and

(ii)                                 no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given.  No petition to wind up the Guarantor or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

(15)                         The Guarantor has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or

Annex 5(E) - 7

appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Guarantor.  There are, subject as otherwise provided in this opinion, no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance or enforcement of the Subject Agreements or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof and the Guarantor is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder.

Reservations

We have the following reservations:

(a)                                The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b)                                We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Guarantor as set out in the Subject Agreements.  In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Subject Agreements.

(c)                                 Enforcement of the obligations of the Guarantor under the Subject Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights.

(d)                                Enforcement of the obligations of the Guarantor may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e)                                 We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any

Annex 5(E) - 8

jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(f)                                  Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g)                                 We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Subject Agreements by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h)                                A receiver or manager of the Guarantor appointed pursuant to the Subject Agreements is required to give notice to the Registrar of Companies in Bermuda within seven days of the date of the order or appointment in accordance with Section 60 of the Act and in the form provided for by the Companies Forms Rules 1982.  On payment of the appropriate fee, the Registrar of Companies shall enter the fact of this appointment in the Register of Charges maintained pursuant to Part V of the Act.  Such a receiver or manager must be duly qualified pursuant to and comply with the provisions of Part XIV of the Act.

The powers granted to a receiver or manager under the Subject Agreements will be ineffective or limited to the extent that they conflict with or purport to give the receiver or manager powers which are by statute reserved exclusively to the Board of Directors or Shareholders of the relevant Bermuda company, such as the power to use the common seal and power to change the registered office.  The exercise of such powers will also be subject to the discretion of the courts in Bermuda which is wide and exercisable on general equitable grounds.

Under the Bermuda Immigration and Protection Act 1956, non-Bermudians are not permitted to engage in gainful employment without a work permit.  This may affect the ability of any receiver or manager appointed under the Subject Agreements to carry out his duties or exercise his powers in Bermuda but would not prevent him from appointing an agent or joint receiver in Bermuda, where necessary.

(i)                                    Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

Annex 5(E) - 9

(j)                                   Any provision in the Subject Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(k)                                We express no opinion as to the validity or binding effect of any provision in the Subject Agreements for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages are or may be payable.  Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained.  If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages.  Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment.  If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

(l)                                    We express no opinion as to the validity or binding effect of any provision of the Subject Agreements which provides for the severance of illegal, invalid or unenforceable provisions.

(m)                            A Bermuda court may refuse to give effect to any provisions of the Subject Agreements in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(n)                                Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)                                    details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded

Annex 5(E) - 10

are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)                                 details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)                              whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)                             whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)                                whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(o)                                In order to issue this opinion we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

(p)                                In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(q)                                In paragraph (1) above, the term “good standing” means that the Guarantor has received a Certificate of Compliance from the Registrar of Companies

Annex 5(E) - 11

(r)                                   Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the company.

Disclosure

This opinion is addressed to you pursuant to section 5(e) of the Purchase Agreement and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent.

We consent to the reference to our Firm under the caption “Legal Matters” in the Offering Memorandum.

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority.  Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

Appleby

Annex 5(E) - 12

THE SCHEDULE

1.                                     The entries and filings shown in respect of the Guarantor on the file of the Guarantor maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on [•] September 2013 (the “Company Search”).

2.                                     The entries and filings shown in respect of the Guarantor in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on [•] September 2013 (the “Litigation Search”).

3.                                     Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for the Guarantor (collectively referred to as the “Constitutional Documents”).

4.                                     Certified copy of the unanimous written resolutions of the Executive Committee of the Guarantor dated 3 September 2013 (the “Resolutions”).

5.                                     A certified copy of the “Foreign Exchange Letter” dated 11 December 2001 and of its letter of permission dated 2 December 2002 and 15 April 2002 issued by the Bermuda Monetary Authority, Hamilton, Bermuda in relation to the Guarantor.

6.                                     A certified copy of the “Tax Assurance” dated 7 January 2002 issued by the Registrar of Companies for the Minister of Finance in relation to the Guarantor.

7.                                     A Certificate of Compliance dated [•] September 2013 issued by the Registrar of Companies in respect of the Guarantor.

8.                                     A certified copy of the Register of Directors and Officers in respect of the Guarantor.

9.                                     An electronic copy of the Offering Memorandum dated 4 September 2013 in connection with the offering of the Notes (the “Offering Memorandum”).

10.                              An electronic copy of the Indenture dated 12 September 2013 by and among the Company (as issuer), the Guarantor (as guarantor), Wilmington Trust National Association (as trustee) and Citibank, N.A. (as securities administrator) (the “Indenture”).

The Schedule - 1

11.                              An electronic copy of the executed Purchase Agreement dated 4 September 2013 by and among the Company, the Guarantor, and Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Mizuho Securities USA Inc., as representatives of the several Initial Purchasers listed on Schedule A to the Purchase Agreement (collectively, the “Initial Purchasers”) (the “Purchase Agreement”).

12.                              An electronic copy of the form of Guarantee attached to the Notes pursuant to which the Guarantor fully and unconditionally guarantees the due and punctual payment of premium, if any, and interest on the Notes and any other obligations of the Company under the Notes (the “Guarantee”).

13.                              An electronic copy of the executed Registration Rights Agreement dated 12 September 2013 by and among the Company, the Guarantor, and the Initial Purchasers pursuant to which the Company and Guarantor will agree to file with the U.S. Securities and Exchange Commission under circumstances set forth therein, a registration statement under the Securities Act of 1933 as amended relating to the Exchange Notes and the Guarantor’s Exchange Guarantees to be offered in exchange for the Notes and the Guarantees (the “Registration Rights Agreement”).

The Schedule - 2